Starfighters Completes Wind Tunnel Testing for STARLAUNCH 1

Subsonic and supersonic testing validates clean separation from the aircraft

CAPE CANAVERAL, Fla - January 21, 2026 - Starfighters Space, Inc. ("Starfighters" or the "Company") (NYSE American: FJET), the innovative aerospace company, owner and operator of the world's largest fleet of commercial supersonic aircraft, today announced the successful completion of wind tunnel testing for STARLAUNCH 1, a key technical milestone in the Company's air-launched rocket development efforts.

The completed test campaign evaluated separation of the STARLAUNCH 1 vehicle from the Starfighters' aircraft platform across both subsonic and supersonic conditions. Using a combination of computational fluid dynamics (CFD) analysis and experimental wind tunnel testing, the Company assessed separation behavior at Mach 0.85 and Mach 1.3. Across all test conditions, clean separation was demonstrated with no adverse aerodynamic interactions observed.

"Demonstrating clean, predictable separation across these flight regimes is a foundational requirement for an air-launched system," said Rick Svetkoff, Chief Executive Officer of Starfighters. "The close alignment between our simulations and the wind tunnel results gives us confidence in the underlying design and allows us to proceed methodically to the next phase of testing."

The wind tunnel campaign consisted of ten successful runs, conducted at both subsonic and supersonic speeds. Experimental results showed strong agreement between CFD predictions and measured forces and moments, confirming the accuracy of Starfighters' aerodynamic models and separation simulations.

Testing was conducted at the FAMU/FSU Joint College of Engineering Polysonic Wind Tunnel. The correlation between simulation and experimental data represents an important risk-reduction step as the program transitions from analytical validation toward physical test articles.

Based on the completed testing, Starfighters has initiated the next procedural step in the program by moving forward with the procurement of instrumented drop test articles. These articles are intended to support further evaluation of separation dynamics under flight conditions and will incorporate onboard sensors and telemetry systems.

STARLAUNCH 1 is being developed as a sub-orbital vehicle designed to support short-duration microgravity missions and serves as a pathfinder for future air-launched concepts. In parallel, the validated separation work also supports Starfighters' broader aerospace testing services, including programs where clean separation is required for advanced and hypersonic vehicle testing.

About Starfighters Space, Inc.

Starfighters Space, Inc. is the only commercial company in the world with the ability to fly payloads at sustained MACH 2+ and with the capability to launch those payloads to space. Starfighters Space is an organization committed to participating in high-demand commercial space activities. Located at the NASA Kennedy Space Center in Florida, the Company operates a growing fleet of modified supersonic aircraft operationally configurable to act as the first stage lifting platform to carry payloads up to 45,000 feet for air launch to space. Additional activities include support research, pilot training, space flight training, and advanced scientific efforts including hypersonic testing as part of air launch partner development programs. Starfighters Space is working to position its capability to become the most cost-effective launch provider in the sector.

For more information about Starfighters Space, Inc. please visit: https://starfightersspace.com/.

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FORWARD-LOOKING STATEMENTS:

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". We have based these forward-looking statements on information currently available to the Company, assumptions the Company believes are reasonable and our current expectations about future events or performance. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to, the ability to obtain the necessary permits and approvals to operate, the Company's ability to develop new products and/or services, the approval of the Company's application for a launch license and the timing thereof, the Company's expansion to Midland, Texas, the adoption by the market of the Company's method of satellite deployment, the Company's continued business arrangements, market trends and competition in the Company's industry, the future diversification of the Company's revenue streams and the assumptions underlying any of the foregoing, and other factors discussed in the Company's filings with the Commission. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurances that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effect on, the Company. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements contained in this news release are made only as of the date hereof. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to buy the Company's securities.

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